Exhibit 21.1
GENERAL CABLE CORPORATION AND SUBSIDIARIES
List of Subsidiaries

Name	Jurisdiction of Incorporation
Alambres y Cables Venezolanos, C.A.	Venezuela
Alcap Comercial, S.A.	Panama
Cables Electricos Ecuatorianos C.A.	Ecuador
Cahosa, S.A.	Panama
Cobre Cerillos, S.A.	Chile
Colada Continua Chilena S.A.	Chile
Condel-Fabrica de Contudores Electricos de Angola SARL	Angola
Conducen, S.A.	Costa Rica
Dominion Wire and Cables Ltd.	Fiji
E.C.N. Cable Group, S.L.	Spain
Electroconductores de Honduras, S.A. de C.V.	Honduras
GC Latin America Holdings, S.L.	Spain
GC Specialty & Automotive	Mauritius
GCNZ India BW 1 Limited	New Zealand
GCNZ India BW 2 Limited	New Zealand
GCNZ India Cable 1 Limited	New Zealand
GCNZ India Cable 2 Limited	New Zealand
General Cable (Jiangyin) Co. Ltd.	China
General Cable Argentina S.A.	Argentina
General Cable Asia Pacific Limited	New Zealand
General Cable Australia Pty. Ltd.	Australia
General Cable Automotriz, S.A. de C.V.	Mexico
General Cable Brasil Participacoes Ltda	Brazil
General Cable Canada, Ltd.	Canada (Ontario)
General Cable Caribbean	Dominican Republic
General Cable Celcat, Energia e Telecomunicacoes SA	Portugal
General Cable Commerce and Trading (Shanghai) Co. Ltd.	China
General Cable Company	Canada (Nova Scotia)
General Cable Corporation	USA (Delaware)
General Cable de Latinoamerica, S.A. de C.V.	Mexico
General Cable de Mexico del Norte, S.A. de C.V.	Mexico
General Cable do Brasil S.A.	Brazil
General Cable Global Holdings, Inc.	USA (Delaware)
General Cable Holdings (Spain) S.L.	Spain
General Cable Holdings (UK) Limited	England
General Cable Holdings de Mexico, S.A de C.V.	Mexico
General Cable Holdings Netherlands C.V.	Netherlands
General Cable Holdings New Zealand	New Zealand
General Cable Industries, Inc.	USA (Delaware)
General Cable Industries, LLC	USA (Delaware)
General Cable Investments, SGPS, Sociedade Unipessoal, SA	Madeira
General Cable Management LLC	USA (Delaware)
General Cable New Zealand Limited	New Zealand
General Cable Norge A/S	Norway
General Cable Overseas Holdings, LLC	USA (Delaware)

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List of Subsidiaries — continued

Name	Jurisdiction of Incorporation
General Cable Services Europe Limited	England
General Cable Services Limited	England
General Cable Sistemas S.A.	Spain
General Cable Superconductors Investment Limited	New Zealand
General Cable Superconductors Limited	New Zealand
General Cable Technologies Corporation	USA (Delaware)
General Cable Texas Operations L.P.	USA (Delaware)
General Cable Trading	Mauritius
General Cable Trinidad Limited	Trinidad & Tobago
GK Technologies, Inc.	USA (New Jersey)
Grupo General Cable Sistemas, S.A.	Spain
Marathon Manufacturing Holdings, Inc.	USA (Delaware)
Metal Fabricators of Zambia Limited	Zambia
National Cables (Pty) Ltd.	South Africa
Plaza General Cable Energy Private Limited	India
Navratna Wires Private Limited	India
Norddeutsche Seekabelwerke GmBH	Germany
NSW Technology Limited	Scotland
PD Colombia, S.A.	Colombia
PDIC Mexico, S.A. de C.V.	Mexico
PDIC Peru S.A.C.	Peru
Phelps Dodge (Suzhou) Magnet Wire Company, Ltd.	China
Phelps Dodge Africa Cable Corporation	USA (Delaware)
Phelps Dodge Brasil, Ltda.	Brazil
Phelps Dodge Centro America El Salvador, S.A. de C.V.	El Salvador
Phelps Dodge Centro America Honduras, S.A. de C.V.	Honduras
Phelps Dodge Centro America, S.A. Nicaragua	Nicaragua
Phelps Dodge Enfield Corporation	USA (Delaware)
Phelps Dodge International Corporation	USA (Delaware)
Phelps Dodge National Cables Corporation	USA (Delaware)
Phelps Dodge Suzhou Holdings, Inc.	Cayman Islands
Phelps Dodge Thailand Ltd.	Thailand
Phelps Dodge Wire & Cable Sales Corporation	USA (Delaware)
Phelps Dodge Yantai Cable Company, Ltd.	China
Phelps Dodge Yantai China Holdings, Inc.	Cayman Islands
Proveedora de Cables Y Alambres PDCA Guatemala, S.A.	Guatemala
Servicios Latinoamericanos, S.A. de C.V.	Mexico
SILEC Cable, S.A.S.	France
YA Holdings, Ltd.	Cayman Islands

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